Exhibit 10.1

               Mexicana I Agreement dated as of February 13, 1998

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                                   MEXICANA I

THIS AGREEMENT dated as of the 12th day of February, 1998.

BETWEEN:

                  ING. CUITLAHUAC RANGEL ALCARAZ, a businessman, having an address at Dakota No. 204 - 203, Col. Napoles, 03810 Mexico, D.F. married under the separate property regime as is evidenced with a copy of the marriage certificate attached hereto as Schedule "A"

                  (hereinafter called the "Concessionaire")

AND:

                  LA MEXICANA RESOURCES S.A. DE C.V., a body corporate and having an address to receive notices at Paseo De La Reforma 450, Lomas de Chapultepec, 11000 Mexico, D.F., a subsidiary of Rob Roy Resources Inc.

                  (hereinafter called the "Company")

A. The Concessionaire is the beneficial and registered concessionaire of 100% of the Exploration Mining Concession of the "Mexicana 1" Lot, title number 204,721, located in the State of Durango, Municipality of Pueblo Nuevo, and registered in the Public Registry of Mining under number 302, pages 151, volume 294 of the Mining Concessions Book on April 25, 1997, as more particularly described in Schedule "B" attached hereto (hereinafter called the "Property", jointly with the exploitation mining concession which may be derived therefrom).

B. The Concessionaire has agreed to grant to the Company the exclusive right to explore the Property and, if applicable, the right to develop the Lot, and the exclusive right and option to acquire up to an undivided 70% right, title and interest in and to the Property on the terms and conditions hereinafter set forth.

C. The Company has agreed that the Concessionaire shall not have to incur any further expenditures with respect to the Lot until such time as the option mentioned in clause 1.0 following is either exercised or terminated as hereinafter provided.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants hereinafter set forth the parties hereto covenant and agree as follows:

1.0      GRANT AND DURATION

1.1 The Concessionaire hereby grants to the Company the sole and exclusive right and option to purchase an undivided 70% interest in the Property, together with all rights, privileges and appurtenances pertaining thereto recorded and unrecorded to which it is entitled in respect thereof (hereinafter called the "Option").

1.2 The Option herein granted shall be exercised by the Company on or before February 12, 2001 (the "Expiry Date").

A:\Mexicana Agr-Final.doc

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                                      - 2 -

1.3 The duration of this Agreement shall be from February 12, 1998 to February 12, 2001.

2.0      EXERCISE OF OPTION

2.1 In consideration for the exploration rights and, if applicable, exploitation rights and the Option, the Company shall cause the following payments and share issuances to be made to the Concessionaire:

         a) US$25,000.00 (twenty five thousand dollars of the United States of America) previously paid upon the execution of this Agreement.

         b)                US$25,000.00  (twenty  five  thousand  dollars of the
                  United   States  of  America)   upon  the  execution  of  this
                  Agreement;

         c) US$50,000.00 (fifty thousand dollars of the United States of America) every six months from the date of this Agreement until the Expiry Date or until a bankable feasibility study is completed which ever is the sooner; d) 250,000 shares of Pubco upon the approval of this Agreement by any regulatory authority having jurisdiction over this Agreement;

         e) a further 750,000 shares of Pubco within three years of the Listing Date. The Company agrees to make application for a minimum of 250,000 shares of Pubco to be issued to the Concessionaire every six months from the date of the issuance of the shares pursuant to paragraph (d) herein. The issuance of any shares pursuant to this section shall be subject to the regulatory approval, if required; and

         f) a minimum amount of US$1,500,000 (one million fifty hundred thousand dollars of the United States of America) shall be invested on work commitments, according to the following budget schedule: US$300,000 during the first year, US$500,000 in the second year and the remaining US$700,000 in the third.


         The Company shall also be responsible for the payment of value added tax. In order to calculate the taxes that may arise from the payment of the share consideration mentioned in this section, according to the applicable law, the closing price per share of Pubco, as quoted on the most senior stock exchange or quotation system on which the shares of Pubco are then listed on the last trading day immediately prior to the date on which the Company delivers the shares of Pubco mentioned above to the Concessionaire, shall be used.

         It shall be considered that the Company has exercised the Option, upon the Company paying to the Concessionaire all consideration mentioned in this section 2.1.

3.0      NON OBLIGATION OF THE OPTIONEE TO MAKE ANY FURTHER ACTS OR PAYMENTS

3.1 The doing of any act or the making of any payment by the Company shall not obligate the Company to do any further acts or make any further payment.

4.0      ACQUISITION OF INTEREST

4.1 Upon the exercise of the Option by the Company as described in Section 2.0, the Company shall have acquired an undivided 70% interest in and to the Property and the


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Concessionaire shall have an undivided 30% interest in and to the Property.

4.2 The Company shall pay to the Concessionaire as consideration for the assignment of the 70% interest in and to the Property the amount of US $10.00, plus the corresponding value added tax, at the execution of the assignment agreement mentioned in the following section 5.0.

5.0      ASSIGNMENT AGREEMENT

5.1 Upon the exercise of the Option, the Concessionaire shall within 15 calendar days of the date the Company has exercised its Option, execute an assignment agreement before a Notary Public selected by the Company, assigning and undivided 70% interest in the Property in favor of the Company. At the request of the Company, the Concessionaire shall execute the assignment in favor of Newco (as defined below).

6.0      RIGHT OF ENTRY

6.1 During the term of this agreement, the Company shall have the exclusive right to explore, and, if applicable, to exploit the Lot and without restricting the generality of the foregoing and subject to the Company obtaining appropriate surface rights and governmental authorizations, the Company shall have the right to:

         a) enter upon and inspect the Lot, provided that the Concessionaire and his representatives shall have at all reasonable times, at their risk and expense, to enter upon the Lot and inspect the Company's work;

         b) carry out exploration and, if applicable, development work on the Lot;

         c)       place and use thereon excavations,  openings,  shafts, ditches and drains, and construct, erect, maintain, use, and at its election, remove any and all buildings, structures, plants, machinery, equipment, railroads, roadways, pipelines, electrical power lines and facilities, stockpiles, waste piles, tailings ponds and facilities, settlings ponds, and all other improvements, property and fixtures as may be necessary, convenient, or suitable for mining, removing, beneficiating, concentrating, smelting, extracting, leaching, refining and shipping of ores and minerals thereof, or for any activities incidental thereto or to any of the rights or privileges of the Company hereunder; and

         d) divert streams, remove lateral and subjacent supports, cave, subside or destroy the surface or any part thereof, deposit earth, rocks, waste, lean ore and materials on any parts of the Lot where it will not interfere with mining, leach the same, and commit waste to the extent necessary, usual or customary in carrying out any or all of the above rights, privileges and purposes.

7.0      WARRANTIES AND REPRESENTATIONS OF THE CONCESSIONAIRE

7.1      The Concessionaire hereby represents and warrants to the Company that:

         a) the Property consists of an exploration mining concession over the "Mexicana 1" Lot, title 204,721, duly and validly staked and recorded pursuant to the laws of Mexico, which is accurately described in Schedule "B" hereto, is in good standing on the date hereof and is free and clear of all liens, charges and encumbrances;

         b) the Concessionaire holds an undivided 100% interest in the Property;

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         c)       the  Concessionaire has the exclusive right to enter into this
                  Agreement and all necessary authority to dispose of an interest in and to the Property in accordance with the terms of this agreement;

         d) there is no agreement respecting the Property to which the Concessionaire is a party other than this Agreement and no person, firm or corporation has any interest in the Property hereunder and no person or entity is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Lot;

         e) all required consents, approvals or conditions precedent to the acquisition by the Company of an interest in the Property as contemplated by the terms of this Agreement have been obtained or satisfied; and

         f) there is no adverse claim or challenge to the ownership of or title to the Property, nor is there any basis thereof, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person, has any royalty or other interest whatsoever in production from the Lot.

7.2 The representations and warranties herein before set out are conditions on which the parties have relied in entering into this agreement and shall survive the acquisition of any interest in the Property by the Company and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this agreement.

8.0      COVENANTS OF THE CONCESSIONAIRE

8.1 During the currency of this agreement, the Concessionaire covenants and agrees with the Company to:

         a) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of the Company hereunder;

         b) make available to the Company and its representatives all records and files relating to the Property and the Lot and permit the Concessionaire and its representatives at their own expense to take abstracts therefrom and make copies thereof;

         c) cooperate fully with the Company in obtaining any surface and other rights on or related to the Lot as the Company deems desirable;

         d) promptly provide the Company with any and all notice and correspondence from government agencies in respect of the Property; and

         e)       not lien or encumber in any manner the Property.

9.0      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

9.1      The Company represents and warrants to the Concessionaire that:

         a) it is a company duly incorporated which is evidenced in notarial deed 19,689, dated February 12, 1998, granted before Lic. Jose Maria Morera Gonzalez. Notary Public 102 of the Federal District and registered in the Public Registry of Property and Commerce of the Federal District under mercantile folio 231,942 and in the Public registry of Mining under number 72, volume 36 of the Society Mining


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                                      - 5 -

                  Book on October 23, 1998, organised and validly subsisting under Mexican Law and is qualified to carry on business in Mexico;

         b) it has full power and authority to carry on its business and to enter into this agreement and any agreement or instrument referred to or contemplated by this agreement; and

         c) the execution and delivery of this agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any applicable jurisdiction or constating documents.

10.0     COVENANTS OF THE COMPANY

10.1 The Company hereby covenants and agrees with the Concessionaire as follows:

         a) that during the currency of this agreement it will maintain the Property in good standing and shall pay all mining duties on the Property under the Federal Duties Law of Mexico and, where relevant, it shall conduct exploration work on the Lot and record all assessment work reports, in the terms of the Mining Law of Mexico and its Regulations. In the event that the Company fails to pay the mining duties in respect of the Property when the same become due and owing, or fails to record the assessment work report on or before May 20 of each year, the Concessionaire may, at his option, pay such duties and record such assessment work reports and the Company agrees that any amounts so paid by the Concessionaire shall be added to the purchase price and shall be paid by the Company with the next payment, if any, or if no payment remains, within one month of payment by the Concessionaire and to compensate the Concessionaire for any cost incurred for such recording;

         b) conduct all work on or with respect to the Lot in a careful and miner-like manner and in accordance with all applicable Federal, State and Municipal laws, rules orders and regulations, and indemnify and save the Concessionaire harmless from any and all claims, suits or actions made or brought against it as a result of work done by or with respect to the Lot except to the extent that such claims, suits or actions relate to issues or disputes regarding title to the Property;

         c) that it will properly pay all accounts of every nature and kind for wages, supplies, Workers' Compensation assessments, income tax deductions and all other accounts and indebtedness incurred by it on the Property so that no claim or lien can arise thereon or upon the ore and mineral contained therein and it will indemnify the Concessionaire and save him harmless from any and all loss, cost, actions, suits, damages or claims which may be made against the Concessionaire in respect of the operations carried out upon the Lot and that it will discharge any liens or encumbrances which may arise in respect of or be recorded against the Property as a result of the operations of the Company thereon, provided however that the Company shall have the right to contest the validity of any such lien or claim of lien;

         d) that it will permit the Concessionaire, or the representatives of the Concessionaire duly authorized in writing, to visit and inspect at reasonable times and intervals the Lot and any data obtained by the Company as a result of its operation thereon, and to take samples for testing purposes from any part of the Lot, provided always that the Concessionaire or its representatives shall abide by the rules and regulations laid down by the Company relating to matters of safety and efficiency in its operations and that the Company shall be under no liability to the Concessionaire

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                  or his  representatives  for any  personal  injury,  including death, or any damage to property other than such as might be occasioned by or through any neglect on the part of the Company, its servants or agents;

         e) that it will keep full, true and accurate reference reports, maps and other surveys of all exploration, development and mining work done on the Lot;

         f) that it will keep full, true and accurate records of all ore and waste from the Lot and will take sufficient samples of ore removed and will make accurate surveys of ore removed all in accordance with good mining practice;

         g) that it will save and keep the Concessionaire harmless from all claims, costs, loss or damage which may arise by reason of injury (including injury resulting in death) to any person employed by the Company in or upon the Lot or any part thereof or which may arise by reason of injury (including injury resulting in death) to any person or damage done to any property as a result of any work or operations of the Company or of its possession or occupancy of the Lot;

         h) that the Company shall deliver to the Concessionaire all reports of the studies made by the Company on the Lot within the following 180 days from the date of termination of this Agreement for whatever reason other than the exercise of the Option.

11.0     SALE OF INTEREST

11.1 The Concessionaire agrees that if the Company decides to sell, transfer, assign or otherwise dispose of its interest to an arm's length third party then the Concessionaire shall also sell, transfer, assign or otherwise dispose of its interest to the arm's length third party at the same price per percentage interest or share as the Company shall dispose of its interest or shares to the arm's length third party, provided the sale by the Company is made at fair market value. If the parties cannot agree on a fair market value, the matter shall be referred to arbitration which shall be governed by section 15.1.

12.0     DEFAULT AND TERMINATION

12.1 Notwithstanding anything in this Agreement to the contrary, if any party (a "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default.

12.2 The Company may terminate this agreement at any time upon 30 days' written notice to the Concessionaire (the "Termination").

12.3 Upon such Termination, all rights title and interest of the Company under this agreement shall terminate, and the Company shall not be required to make any further payments, or to perform any further obligations of this agreement, including those payments in Section 2.1 above, which become due after the termination.

13.0     RIGHTS UPON TERMINATION

13.1 The Company shall leave the Lot within a period of 30 days from the Termination Date.

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The  Company  shall have the  right,  within a period of 30 days  following  the
Termination Date, to remove from the Lot all buildings, plants, equipment, machinery, tools, appliances and supplies which have been brought upon the Lot by the Company or on behalf of the Concessionaire, and any such property not
removed   within  such  30  days  Period   shall  become  the  property  of  the
Concessionaire.

14.0     CO-CONCESSIONAIRES' OR SHAREHOLDERS AGREEMENT

14.1 After the exercise of the Option, the Concessionaire and the Company shall either become co-concessionaires of the Property or incorporate a new company ("Newco") that shall acquire the title to the Property:

         a)       to  further  explore  and,  if  deemed   warranted  as  herein
                  provided, to develop the Lot and equip it for commercial production;

         b)       to operate the Lot as a mine; and

         c) to engage in such other activity as may be considered by the parties to be necessary or desirable in connection with the foregoing.

14.2 The parties shall have three months after the exercise of the Option to negotiate the terms of a co-concessionaires' agreement or to incorporate Newco and negotiate a shareholders' agreement for the further exploration and development of the Lot with the intent of putting the Lot into production. The parties shall use their best efforts to negotiate a structure and an agreement and do all necessary acts to enter into an agreement. If the co-concessionaires' agreement or shareholders' agreement, as the case may be, is not finalized within three months of the exercise of the Option, then the parties will submit themselves to binding arbitration to determine the structure and to settle the agreement having regard to the terms of this agreement.

14.3 The parties agree that the co-concessionaires' agreement or shareholders' agreement shall contain terms customary in a relationship of that nature and shall contain the following terms which are non-negotiable shall form part of the co-concessionaires' agreement or shareholders' agreement, as the case may be:

         a) the Concessionaire and the Company shall each subscribe for and pay for their respective portion of the costs of the shares of Newco, if Newco's incorporation is elected by the Company;

         b) the initial interests of the parties in the Property or Newco, as the case may be, shall be 70% as to the Company's interest and 30% of the Concessionaire's interest. For further certainty, shares of Newco shall be deemed to be an "Interest" or "Interests" for the purposes of this section 14.3;

         c) a party shall be entitled to recover any monies lent by it for the development of the Property before there is any distribution of profits to the Concessionaire and the Company;

         d) the co-concessionaires agreement or Newco, as the case may be, shall be managed by a Management Committee or Board of Directors, which shall be comprised of one member or director appointed by each party. The Management Committee or Board of Directors shall have the power to appoint the operator/manager of the Property;

         e) the members of the Management Committee or Board of Directors shall have voting power, proportional to the interest in the co-concessionaire agreement or in

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                                      - 8 -



                  Newco held by the party appointing such member or director;

         f) no party shall do, transact, perform or undertake anything in the name of the other parties or in the name of Newco;

         g) nothing contained in the agreement shall, except to the extent specifically authorized thereunder, be deemed to constitute a party, an agent or legal representative of any other party.

15.0     ARBITRATION

15.1 All matters of dispute between the parties hereto concerning this agreement which cannot be resolved or settled by the parties, shall be finally settled by arbitration in Vancouver, British Columbia. The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall within 15 days after receiving such notice, appoint an arbitrator, and two arbitrators so named, before proceeding to act, shall within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of the third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the ARBITRATION ACT (British Columbia). Except as specifically or otherwise provided in this paragraph, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman or, in the case where only one arbitrator is appointed, the single arbitrator, shall fix the time and place in Vancouver, British Columbia, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this paragraph. After hearing any evidence or representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid in the manner specified in the award. The parties agree that the award of the majority of the arbitrators, or in the case a single arbitrator, shall be final and binding upon each of them.

16.0     ASSIGNMENT

16.1 The Concessionaire may not during the term of this agreement assign any or a part of its interest in this agreement or the Property and the Company may at any time assign its rights contained in this agreement provided that the assignor agrees to be bound by the terms and conditions of this agreement.

17.0     GENERAL TERMS AND CONDITIONS

17.1 If this agreement is terminated for any cause whatsoever except the exercise of the Option granted hereby by the Company, the Company shall deliver to the Concessionaire copies of all reports, data, assay results and other material relating to its exploration and development work on the Lot.

18.0     COVENANT FOR FURTHER ASSURANCES

18.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this agreement.

19.0     ENTIRE AGREEMENT

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19.1     This agreement  shall  represent the entire  understanding  between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

20.0     TIME OF ESSENCE

20.1     Time shall be of the essence in the performance of this agreement.

21.0     TITLES

21.1 The titles to the paragraphs to this agreement shall not be deemed to form part of this agreement but shall be regarded as having been used for convenience or reference only.

22.0     LAWS OF AGREEMENT

22.1 This agreement shall be governed by and interpreted in accordance with the applicable laws in Mexico, Federal District, Mexico, for local matters and with the applicable laws of the Mexican Republic for federal matters.

23.0     ENUREMENT

23.1 This agreement shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, successors, personal representatives and assigns.

24.0     NOTICES

24.1 Any notice under this agreement shall be given personally to the parties at the address set forth on the first page hereof or to such other address as the parties may hereinafter designate in writing to the other parties.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first above written.


ING. CUITLAHUAC RANGEL ALCARAZ


LA MEXICANA RESOURCES S.A. DE C.V.

PER:
         AUTHORIZED SIGNATORY

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